                                                    SOUTHWEST GAS CORPORATION                                   EXHIBIT 99
                                                   SUMMARY STATEMENTS OF INCOME
                                            (In thousands, except per share amounts)
                                                            (Unaudited)
                                                               THREE MONTHS ENDED      SIX MONTHS ENDED       TWELVE MONTHS ENDED
                                                                    JUNE 30,                JUNE 30,                JUNE 30,
                                                             ---------------------   ---------------------   ---------------------
                                                                1997        1996        1997        1996        1997        1996
                                                             ---------   ---------   ---------   ---------   ---------   ---------
Gas operating revenues                                       $ 107,740   $ 102,713   $ 319,304   $ 291,065   $ 574,600   $ 528,857
Net cost of gas sold                                            36,723      36,688     121,322     115,157     193,745     188,947
                                                             ---------   ---------   ---------   ---------   ---------   ---------
Operating margin                                                71,017      66,025     197,982     175,908     380,855     339,910
Operations and maintenance expenses                             49,407      48,260      97,855      95,471     200,748     189,718
Depreciation, amortization, and general taxes                   25,814      23,721      51,426      47,854      99,171      93,153
                                                             ---------   ---------   ---------   ---------   ---------   ---------
Operating income (loss)                                         (4,204)     (5,956)     48,701      32,583      80,936      57,039
Net interest deductions                                         15,195      13,055      29,456      26,008      56,451      53,002
Preferred securities distribution                                1,369       1,369       2,738       2,738       5,475       3,651
                                                             ---------   ---------   ---------   ---------   ---------   ---------
Pretax utility income (loss)                                   (20,768)    (20,380)     16,507       3,837      19,010         386
Utility income tax expense (benefit)                            (8,112)     (8,285)      6,328       1,124       7,201        (923)
                                                             ---------   ---------   ---------   ---------   ---------   ---------
Net utility income (loss)                                      (12,656)    (12,095)     10,179       2,713      11,809       1,309
Other income (expense), net                                        (91)       (294)       (390)       (243)       (571)       (683)
                                                             ---------   ---------   ---------   ---------   ---------   ---------
Contribution to net income (loss) - gas operations             (12,747)    (12,389)      9,789       2,470      11,238         626
Contribution to net income (loss) - construction services           (1)        446        (969)        446       1,240         446
Discontinued operations - PriMerit Bank                             --          --          --          --          --     (18,342)
                                                             ---------   ---------   ---------   ---------   ---------   ---------

Net income (loss)                                              (12,748)    (11,943)      8,820       2,916      12,478     (17,270)

Preferred dividends                                                 --          --          --          --          --         117
                                                             ---------   ---------   ---------   ---------   ---------   ---------
Net income (loss) applicable to common stock                 $ (12,748)  $ (11,943)  $   8,820   $   2,916   $  12,478   $ (17,387)
                                                             =========   =========   =========   =========   =========   =========
Earnings (loss) per share - gas operations                   $   (0.47)  $   (0.48)  $    0.36   $    0.10   $    0.42   $    0.02
Earnings (loss) per share - construction services                   --        0.02       (0.03)       0.02        0.05        0.02
Earnings (loss) per share - discontinued operations                 --          --          --          --          --       (0.74)
                                                             ---------   ---------   ---------   ---------   ---------   ---------
Earnings (loss) per share of common stock                    $   (0.47)  $   (0.46)  $    0.33   $    0.12   $    0.47   $   (0.70)
                                                             =========   =========   =========   =========   =========   =========
Average outstanding common shares                               27,002      25,817      26,910      25,211      26,733      24,773
                                                             =========   =========   =========   =========   =========   =========


The summary statements of income have been prepared by Southwest Gas Corporation (the Company) using the equity method of accounting for its construction services subsidiary.  This presentation is not in accordance with generally accepted accounting principles (GAAP).  However, it produces the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations and contributions to net income of the Company's operating segments.

/TABLE
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

                                       SOUTHWEST GAS CORPORATION
                                         SUMMARY BALANCE SHEET
                                           AT JUNE 30, 1997
                                            (In thousands)
                                              (Unaudited)

ASSETS
UTILITY PLANT
  Gas plant, net of accumulated depreciation                           $  1,286,792
  Construction work in progress                                              32,985
                                                                       ------------
   Net utility plant                                                      1,319,777
                                                                       ------------
OTHER PROPERTY AND INVESTMENTS
  Investment in construction services subsidiary                             26,426
  Other                                                                      43,002
                                                                       ------------
    Total other property and investments                                     69,428
                                                                       ------------
CURRENT AND ACCRUED ASSETS
  Cash, working funds and temporary cash investments                          5,352
  Receivables - less reserve of $1,548 for uncollectibles                    25,077
  Accrued utility revenue                                                    20,541
  Deferred purchased gas costs                                               57,476
  Other                                                                      27,315
                                                                       ------------
    Total current and accrued assets                                        135,761
                                                                       ------------
DEFERRED DEBITS
  Unamortized debt expense                                                   19,207
  Other deferred debits                                                      26,233
                                                                       ------------
    Total deferred debits                                                    45,440
                                                                       ------------
    TOTAL ASSETS                                                       $  1,570,406
                                                                       ============
CAPITALIZATION, LIABILITIES AND DEFERRED CREDITS
CAPITALIZATION
  Common stockholders' equity
    Common stock equity, $1 par, 27,089 shares outstanding             $    383,661
    Retained earnings (accumulated deficit)                                    (152)
                                                                       ------------
      Total common stockholders' equity                                     383,509      32.3%
  Preferred securities of Southwest Gas Capital I, 9.125%                    60,000       5.1
  Long-term debt - NOTE 3                                                   744,531      62.6
                                                                       ------------    --------
      Total capitalization                                                1,188,040     100.0%
                                                                       ------------    ========
CURRENT AND ACCRUED LIABILITIES
  Notes payable                                                              86,000
  Accounts payable                                                           26,379
  Customer deposits                                                          21,693
  Other                                                                      53,983
                                                                       ------------
      Total current and accrued liabilities                                 188,055
                                                                       ------------
DEFERRED CREDITS
  Deferred investment tax credits                                            18,572
  Deferred income taxes                                                     133,745
  Other                                                                      41,994
                                                                       ------------
      Total deferred credits                                                194,311
                                                                       ------------
      TOTAL CAPITALIZATION, LIABILITIES AND DEFERRED CREDITS           $  1,570,406
                                                                       ============

            See Notes to Summary Financial Statements.

/TABLE
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
                               SOUTHWEST GAS CORPORATION
                            SUMMARY STATEMENT OF CASH FLOWS
                            SIX MONTHS ENDED JUNE 30, 1997
                                    (In thousands)
                                      (Unaudited)

CASH FLOWS FROM OPERATIONS:
  Net income                                               $   8,820
  Adjustments to reconcile net income to net
    cash provided from operating activities:
      Depreciation and amortization                           36,315
      Change in receivables and payables                      29,982
      Change in gas cost related balancing items             (68,935)
      Change in accrued taxes                                (13,739)
      Change in deferred taxes                                26,331
      Allowance for funds used during construction              (911)
      Other                                                   11,039
                                                           ---------

       Net cash provided by operating activities              28,902
                                                           ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Construction expenditures                                  (76,712)
  Other                                                       (5,296)
                                                           ---------

       Net cash used in investing activities                 (82,008)
                                                           ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from stock issuances                            6,166
  Dividends paid                                             (11,020)
  Change in notes payable                                    (35,000)
  Long-term debt issuances, net                               92,871
                                                           ---------

       Net cash provided by financing activities              53,017
                                                           ---------

Change in cash and temporary cash investments                    (89)
Cash at beginning of period                                    5,441
                                                           ---------

Cash at end of period                                      $   5,352
                                                           =========
SUPPLEMENTAL INFORMATION:
Interest paid, net of amounts capitalized                  $  28,359
Income taxes, net of refunds                               $  (2,762)

                                       See Notes to Summary Financial Statements.

                            SOUTHWEST GAS CORPORATION
                      NOTES TO SUMMARY FINANCIAL STATEMENTS
                                (In thousands)
                                  (Unaudited)



NOTE 1 - BASIS OF PRESENTATION:

  The summary financial statements have been prepared by Southwest Gas Corporation (the Company) using the equity method of accounting for its construction services subsidiary. This presentation is not in accordance with generally accepted accounting principles (GAAP), and certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted. The summary financial statement presentation in this report produces the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations and contributions to net income of the Company's operating segments.

NOTE 2 - DISCONTINUED OPERATIONS:

  In January 1996, the Company reached an agreement to sell PriMerit Bank (PriMerit) to Norwest Corporation. Discontinued operations includes the net income of PriMerit and its subsidiaries on a stand-alone basis as adjusted, reduced by allocated carrying costs associated with the Company's investment in PriMerit (principally interest) net of taxes. Discontinued operations also includes the loss on the disposition. The sale of PriMerit to Norwest was completed in July 1996.

NOTE 3 - LONG-TERM DEBT:

  Term loan facility                                                $  200,000
  Debentures:
     Debentures, 9.75% series F, due 2002                              100,000
     Debentures, 7 1/2% series, due 2006                                75,000
     Debentures, 8% series, due 2026                                    75,000
  Medium-term notes:
     Medium-term notes, 7.59% series, due 2017                          25,000
     Medium-term notes, 7.78% series, due 2022                          25,000
     Medium-term notes, 7.92% series, due 2027                          25,000
  Industrial development revenue bonds - net of funds held in trust    226,710
  Unamortized discount on long-term debt                                (7,179)
                                                                    ----------
  TOTAL LONG-TERM DEBT                                              $  744,531
                                                                    ==========
  ESTIMATED CURRENT MATURITIES
                                                                    $       --
                                                                    ==========

                                            SOUTHWEST GAS CORPORATION
                                           SUMMARY STATEMENTS OF INCOME
                                     (In thousands, except per share amounts)
                                                    (Unaudited)

                                                                      SIX MONTHS ENDED           TWELVE MONTHS ENDED
                                                                          JUNE 30,                     JUNE 30,
                                                                   --------------------------    -------------------------
                                                                      1997           1996           1997          1996
-------------------------------------------------------------------------------------------------------------------------
Gas operating revenues                                             $  319,304     $  291,065     $  574,600    $  528,857
Net cost of gas sold                                                  121,322        115,157        193,745       188,947
-------------------------------------------------------------------------------------------------------------------------
Operating margin                                                      197,982        175,908        380,855       339,910
Operations and maintenance expenses                                    97,855         95,471        200,748       189,718
Depreciation, amortization, and general taxes                          51,426         47,854         99,171        93,153
-------------------------------------------------------------------------------------------------------------------------
Operating income                                                       48,701         32,583         80,936        57,039
Net interest deductions                                                29,456         26,008         56,451        53,002
Preferred securities distribution                                       2,738          2,738          5,475         3,651
-------------------------------------------------------------------------------------------------------------------------
Pretax utility income                                                  16,507          3,837         19,010           386
Utility income tax expense                                              6,328          1,124          7,201          (923)
-------------------------------------------------------------------------------------------------------------------------
Net utility income                                                     10,179          2,713         11,809         1,309
Other income (expense), net                                              (390)          (243)          (571)         (683)
-------------------------------------------------------------------------------------------------------------------------
Contribution to net income (loss) - gas operations                      9,789          2,470         11,238           626
Contribution to net income (loss) - construction services                (969)           446          1,240           446
Discontinued operations - PriMerit Bank - NOTE 2                           --             --             --       (18,342)
-------------------------------------------------------------------------------------------------------------------------

Net income (loss)                                                       8,820          2,916         12,478       (17,270)
Preferred dividends                                                        --             --             --           117
-------------------------------------------------------------------------------------------------------------------------
Net income (loss) applicable to common stock                       $    8,820     $    2,916     $   12,478    $  (17,387)
=========================================================================================================================
Earnings per share - gas operations                                $     0.36     $     0.10     $     0.42    $     0.02
Earnings (loss) per share - construction services                       (0.03)          0.02           0.05          0.02
Earnings (loss) per share - discontinued operations                        --             --             --         (0.74)
-------------------------------------------------------------------------------------------------------------------------
Earnings (loss) per share of common stock                          $     0.33     $     0.12     $     0.47    $    (0.70)
=========================================================================================================================
Average outstanding common shares                                      26,910         25,211         26,733        24,773
=========================================================================================================================
                                           See Notes to Summary Financial Statements.

/TABLE
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

<CSPTION>

                                        SOUTHWEST GAS CORPORATION
                                        SELECTED STATISTICAL DATA
                                               JUNE 30, 1997


FINANCIAL STATISTICS
Market value to book value per share at quarter end                    140%
Twelve months to date return on equity  -- total company               3.3%
                                        -- gas segment                 3.2%
Common stock dividend yield at quarter end                             4.1%

GAS OPERATIONS SEGMENT

                                                                                               Authorized
                                                               Authorized      Authorized      Return on
                                                                Rate Base        Rate of         Common
Rate Jurisdiction                                            (In thousands)      Return          Equity
------------------------                                     -------------    ---------        ---------
Central Arizona                                              $     267,348          9.13%          10.75%
Southern Arizona                                                   157,620          9.12           11.00
Southern Nevada                                                    237,165          9.50           11.55
Northern Nevada                                                     63,986          9.67           11.55
Southern California                                                 69,486          9.94           11.35
Northern California                                                  9,521         10.02           11.35
Paiute Pipeline Company                                             61,057         10.09           12.50

SYSTEM THROUGHPUT BY CUSTOMER CLASS                                 SIX MONTHS ENDED                TWELVE MONTHS ENDED
                                                                        JUNE 30,                          JUNE 30,
                                                                 -------------------------      --------------------------
           (In dekatherms)                                          1997           1996            1997              1996
--------------------------------------------------------------------------------------------------------------------------
Residential                                                     32,420,431    28,320,580      49,373,150        41,704,732
Small commercial                                                14,490,813    13,845,218      24,257,249        22,874,442
Large commercial                                                 4,044,736     4,084,374       7,610,136         7,858,394
Industrial / Other                                               3,659,318     2,900,420       6,057,093         5,829,712
Transportation                                                  45,544,144    42,930,403      99,434,472        97,566,915
--------------------------------------------------------------------------------------------------------------------------
Total system throughput                                        100,159,442    92,080,995     186,732,100       175,834,195
==========================================================================================================================


HEATING DEGREE DAY COMPARISON
--------------------------------------------------------------------------------------------------------------------------
Actual                                                               1,407         1,250           2,053             1,682
Ten-year average                                                     1,400         1,419           2,019             2,038
==========================================================================================================================
/TABLE